UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Kinder Morgan Canada Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Kinder Morgan Canada Limited — Pembina Pipeline Corporation Transaction

Q&A #3 for Kinder Morgan Employees in Canada

November 7, 2019

Compensation and Benefits

1.              Does Pembina intend to convert employment from Kinder Morgan Canada Services Inc. (KMCSI) to a Pembina entity following the close of the transaction?  If so, how long following close of transaction will this be?  Will an overall compensation review be done as part of this?  (base pay, bonus, LTIPs, vacation entitlements, etc.)

•                  When the acquisition closes KMCSI will become a subsidiary of Pembina and you will remain an employee of KMCSI for a transition period. After the transition period, Pembina intends to convert your employment from KMCSI to Pembina.

The transition period is necessary to integrate or convert KMCSI’s current operational and business systems to Pembina systems.

We anticipate this transition period will take several months to complete. During this time Pembina will complete a full compensation review.

Note:  The approach mentioned above is based on the contractual obligations set out in the agreement governing the Canadian transaction (i.e. the Arrangement Agreement).

2.              Will KMCSI employees go on Pembina’s benefits upon close?  If not, when will they transition to Pembina’s benefits?

•                  KMCSI employees will not be enrolled in Pembina’s benefits program immediately upon close.  Employees will be covered by the current KMCSI benefit programs during the transition period.

3.              When KMCSI employees transition to Pembina’s benefits, we understand that the HSA balances with KMCSI will transition to Pembina’s HSA plan.

•                  That is correct. HSA balances will transition to Pembina’s HSA plan.

4.              Is there a limit to the HSA amount that will transition?

•                  HSA balances in the KM plan will be transferred to the Pembina plan. If the transaction closes after December 31, 2019, balances will need to be used by the end of 2020.   Under Pembina plans, HSA balances do not carry forward from calendar year to calendar year.

5.              Will the 2019 and 2020 HSA balance that transitions to Pembina’s HSA plan be eligible to be used in the next calendar year as it is now?

•                  All HSA balances that are transferred will need to be used by the end of 2020.

6.              For KMCSI employees terminated after the transaction closes, what will happen to their HSA balances that transition to Pembina’s HSA plan?

•                  As previously communicated, we anticipate keeping most employees.  If you are not placed in the go-forward organization, the normal process for handling HSA upon termination will remain in place as you will still be administered by the KMCSI Benefit Plan.

Pension Plan

7.              Our current pension plan provides for early retirement at 55.  Will that continue with Pembina?

•                  Yes.  Pembina offers a reduced Defined Benefit pension at age 55. For Defined Contribution pension purposes, early retirement is based on provincial legislation.

8.              KML- Savings Plan:  Will my 3% or 6% transition contribution in 2019 and 2020 (for those with 60-74 or 75 or more points, respectively) continue at the close of the deal?

•                  Yes. Transition credits will continue for those employees until the end of 2020.

Human Resources Policies and Procedures

9.              What is Pembina’s maternity leave policy?

•                  Maternity Leave is an unpaid, job-protected leave for the birth mother that is granted for a period based on the province in which you are employed. More information regarding Pembina’s maternity leave policy will be provided after the closing date.

10.       Will we be entitled to leave without pay?

•                  Pembina has a Leave of Absence Standard and covers several types of unpaid leave (i.e.  reservist, death or disappearance of a child, etc.).  Pembina does not currently have a personal leave without pay standard but expects to have one developed and approved prior to the end of 2019. Each situation would need to be discussed and evaluated on a case by case basis with approvals required from both the division VP and VP HR.

Other

11.       Will I get an offer letter and when?

•                  You will continue to be employed by KMCSI upon closing of the transaction and during the transition period. Pembina will not be providing offer letters on closing.

12.       Will there be a change to my job description?  Who will I report to?

•                  In most cases, there will be no change to your title, job description or to whom you report to.  There will be some exceptions for senior employees that will report directly to Senior Leaders at Pembina and for those who report to Kinder Morgan managers not included in the transaction.

Note: Pembina reserves the right to amend or modify any elements of its benefits package in its sole discretion at any time.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction anticipates that the offer and sale of Pembina shares will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws in the U.S.

In connection with the proposed transaction, Kinder Morgan Canada Limited (the “Company”) filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 18, 2019, and will file a definitive proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the preliminary proxy statement at http://www.sec.gov, the SEC’s website, or from the Company’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” Investors will be able to obtain free copies of the definitive proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

The Company and Kinder Morgan, Inc. (“KMI”), and their respective directors and certain of their executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the Company’s officers and directors is included in the Company’s definitive proxy statement for its 2019 annual meeting filed with the SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in KMI’s definitive proxy statement for its 2019 annual meeting filed with the SEC on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the information circular and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.